                         NOTICE OF GUARANTEED DELIVERY

                      FOR TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                            QUARTERDECK CORPORATION
                                       AT

                              $0.52 NET PER SHARE

                                       BY

                          OAK ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                              SYMANTEC CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Certificates") evidencing shares of common stock, par value $0.001 per share (together with the associated Preferred Stock purchase rights, the "Shares"), of Quarterdeck Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Certificates and all other required documents cannot be delivered to State Street Bank and Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                      STATE STREET BANK AND TRUST COMPANY

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
     By First Class Mail:                      By Overnight, Certified                           By Hand:
                                                or Express Delivery:
       State Street Bank                                                                   Securities Transfer &
       and Trust Company                        c/o Boston EquiServe                     Reporting Services, Inc.
   Corporate Reorganization                   Corporate Reorganization                     c/o Boston EquiServe
         P.O. Box 9061                           40 Campanelli Drive                   100 William Street, Galleria
     Boston, MA 02205-8686                       Braintree, MA 02184                        New York, NY 10038
                                             By Facsimile Transmission:
                                          (for Eligible Institutions Only)
                                                   (781) 794-6352
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Oak Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Symantec Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 19, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

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                                                          SIGNATURE(S) OF HOLDER(S)
Number of Shares:                                         Dated: , 1998

Certificate Nos.                                          Name(s) of Holder(s):
(If Available)
                                                          --------------------------------------------------------
                                                          --------------------------------------------------------
                                                          --------------------------------------------------------
Check box if Shares will be
delivered by book-entry transfer                          PLEASE TYPE OR PRINT

[ ] The Depository Trust Company                          Address
Account No.:                                              --------------------------------------------------------
                                                          Zip Code
                                                          Area Code and Telephone No.:
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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three National Association of Securities Dealers Automated Quotation-National Market System trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and the certificates for Shares to the Depository within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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Name of Firm:                                          Authorized Signature:

Address:                                               Name:
                                                                      (PLEASE TYPE OR PRINT)

Zip Code:                                              Title:

Area Code and Telephone No.:                           Dated:
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NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE
      SENT WITH YOUR LETTER OF TRANSMITTAL.